SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2003

UNITED DOMINION REALTY TRUST, INC.

(Exact name of Registrant as specified in its charter)

Virginia	1-10524	54-0857512
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129

(Address of principal executive offices)(Zip Code)

(720) 283-6120

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On April 16, 2003, United Dominion Realty Trust, Inc. (the “Company”) announced that Institutional Shareholder Services has recommended a vote FOR all the proposals submitted to the Company’s shareholders in connection with the Company’s Annual Meeting of Shareholders to be held on May 6, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press Release dated April 16, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DOMINION REALTY TRUST, INC.

By:	/s/Christopher D. Genry
Christopher D. Genry
Executive Vice President and Chief Financial Officer

Date: April 16, 2003

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated April 16, 2003.